Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2018 FINANCIAL RESULTS

ROLLING MEADOWS, IL, October 25, 2018 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended September 30, 2018. Management will host a webcast conference call to discuss these results on Thursday, October 25, 2018 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 10. A new revenue recognition accounting standard was adopted as of January 1, 2018, using the full retrospective method to restate each prior reporting period presented. Accordingly, all 2017 amounts have been restated from previously reported information.

Summary of Financial Results – Third Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	3rd Q 2018		3rd Q 2017		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP		Adjusted Non-GAAP
Brokerage Segment
Revenues	$1,049.4	$1,048.8	$938.7	$928.0	12%		13%
Organic revenues		$965.8		$908.3			6.3%
Net earnings	$122.2		$94.0		30%
Net earnings margin	11.6%		10.0%		+163	bpts
Adjusted EBITDAC		$277.3		$243.4			14%
Adjusted EBITDAC margin		26.4%		26.2%			+21	bpts
Adjusted EBITDAC margin (before acquisitions)		27.0%		26.2%			+81	bpts
Diluted net earnings per share	$0.65	$0.74	$0.52	$0.59	25%		25%

Risk Management Segment
Revenues before reimbursements	$199.1	$199.1	$190.6	$188.1	4%		6%
Organic revenues		$195.7		$188.1			4.0%
Net earnings	$16.5		$16.3		1%
Net earnings margin (before reimbursements)	8.3%		8.6%		-26	bpts
Adjusted EBITDAC		$35.9		$33.9			6%
Adjusted EBITDAC margin (before reimbursements)		18.0%		18.0%			+1	bpts
Diluted net earnings per share	$0.09	$0.10	$0.09	$0.09	0%		11%

Corporate Segment
Diluted net earnings per share	$(0.06)	$(0.06)	$—	$0.02

Total Company
Diluted net earnings per share	$0.68	$0.78	$0.61	$0.70	11%		11%

“We delivered another excellent quarter of operating performance,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “During the third quarter, our core brokerage and risk management segments combined to post over 21% growth in earnings per share; 11% growth in revenues, of which 5.9% was organic revenue growth; net earnings margin improved by 134 basis points; and adjusted EBITDAC margins (before acquisitions) expanded by 67 basis points. During the quarter, we also completed 10 tuck-in mergers with approximately $75 million of annualized revenues, bringing our first nine months total to 29 mergers with approximately $250 million of annualized revenues.”

“My recent meetings with insurance carriers, and our business leaders around the globe, confirmed that we continue to operate in an increasing P&C rate environment. Our internal data indicates modest P&C rate increases and continued growth in exposures units and payrolls across almost all geographies. Our teams are hitting on all cylinders, excited about our growth, and delivering the best insurance and risk management advice by leveraging our vast array of resources and capabilities. An excellent third quarter and first nine months positions us for a strong finish to 2018.”

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Summary of Financial Results – Nine Months Ended September 30, 2018

Reconciliations of non-GAAP measures begin on page 3

(Dollars in millions, except per share data)	9 Mths 2018		9 Mths 2017		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP		Adjusted Non-GAAP
Brokerage Segment
Revenues	$3,245.1	$3,235.5	$2,919.7	$2,942.2	11%		10%
Organic revenues		$3,048.0		$2,885.4			5.6%
Net earnings	$488.9		$356.0		37%
Net earnings margin	15.1%		12.2%		+288	bpts
Adjusted EBITDAC		$946.8		$848.2			12%
Adjusted EBITDAC margin		29.3%		28.8%			+43	bpts
Adjusted EBITDAC margin (before acquisitions)		29.4%		28.8%			+53	bpts
Diluted net earnings per share	$2.58	$2.71	$1.92	$2.11	34%		28%

Risk Management Segment
Revenues before reimbursements	$596.1	$596.1	$549.0	$548.0	9%		9%
Organic revenues		$587.3		$547.7			7.2%
Net earnings	$50.0		$43.1		16%
Net earnings margin (before reimbursements)	8.4%		7.9%		+54	bpts
Adjusted EBITDAC		$103.8		$94.2			10%
Adjusted EBITDAC margin (before reimbursements)		17.4%		17.2%			+22	bpts
Diluted net earnings per share	$0.27	$0.28	$0.24	$0.24	13%		17%

Corporate Segment
Diluted net earnings per share	$(0.07)	$(0.07)	$0.10	$0.19

Total Company
Diluted net earnings per share	$2.78	$2.92	$2.26	$2.54	23%		15%

Quarter Ended September 30 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before Reimbursements		Net Earnings		EBITDAC		Diluted Net Earnings Per Share
Segment	3rd Q 18	3rd Q 17	3rd Q 18	3rd Q 17	3rd Q 18	3rd Q 17	3rd Q 18	3rd Q 17	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,049.4	$938.7	$122.2	$94.0	$256.8	$236.1	$0.65	$0.52	25%
Gains on book sales	(0.6)	(0.6)	(0.5)	(0.4)	(0.6)	(0.6)	—	—
Acquisition integration	—	—	1.7	2.3	2.2	3.5	0.01	0.01
Workforce & lease termination	—	—	11.7	3.4	15.6	5.1	0.06	0.02
Acquisition related adjustments	—	—	4.3	8.3	3.3	1.7	0.02	0.05
Levelized foreign currency translation	—	(10.1)	—	(0.9)	—	(2.4)	—	(0.01)

Brokerage, as adjusted *	1,048.8	928.0	139.4	106.7	277.3	243.4	0.74	0.59	25%

Risk Management, as reported	199.1	190.6	16.5	16.3	33.6	34.4	0.09	0.09	0%
Workforce & lease termination	—	—	1.7	—	2.3	0.1	0.01	—
Acquisition related adjustments	—	—	—	(0.4)	—	—	—	—
Levelized foreign currency translation	—	(2.5)	—	(0.3)	—	(0.6)	—	—

Risk Management, as adjusted *	199.1	188.1	18.2	15.6	35.9	33.9	0.10	0.09	11%

Corporate, as reported	492.7	430.6	(0.3)	7.8	(51.4)	(51.5)	(0.06)	—
Home office lease termination/move	—	—	—	3.7	—	6.2	—	0.02

Corporate, as adjusted *	492.7	430.6	(0.3)	11.5	(51.4)	(45.3)	(0.06)	0.02

Total Company, as reported	$1,741.2	$1,559.9	$138.4	$118.1	$239.0	$219.0	$0.68	$0.61	11%

Total Company, as adjusted *	$1,740.6	$1,546.7	$157.3	$133.8	$261.8	$232.0	$0.78	$0.70	11%

Total Brokerage & Risk Management, as reported	$1,248.5	$1,129.3	$138.7	$110.3	$290.4	$270.5	$0.74	$0.61	21%

Total Brokerage & Risk Management, as adjusted *	$1,247.9	$1,116.1	$157.6	$122.3	$313.2	$277.3	$0.84	$0.68	24%

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*

For third quarter 2018, the pretax impact of the Brokerage segment adjustments totals $22.9 million, with a corresponding adjustment to the provision for income taxes of $5.7 million relating to these items. The pretax impact of the Risk Management segment adjustments totals $2.3 million, with a corresponding adjustment to the provision for income taxes of $0.6 million relating to these items. A detailed reconciliation of the 2018 and 2017 provision (benefit) for income taxes is shown on pages 14 and 15.

Nine Months Ended September 30 Reported GAAP to Adjusted Non-GAAP Reconciliation:

	Revenues Before						Diluted Net
	Reimbursements		Net Earnings		EBITDAC		Earnings Per Share
Segment	9 Mths 18	9 Mths 17	9 Mths 18	9 Mths 17	9 Mths 18	9 Mths 17	9 Mths 18	9 Mths 17	Chg
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$3,245.1	$2,919.7	$488.9	$356.0	$915.7	$813.4	$2.58	$1.92	34%
Gains on book sales	(9.6)	(3.1)	(7.4)	(2.2)	(9.6)	(3.1)	(0.04)	(0.01)
Acquisition integration	—	—	1.7	6.6	2.2	9.7	0.01	0.04
Workforce & lease termination	—	—	20.1	9.8	26.7	14.4	0.11	0.05
Acquisition related adjustments	—	—	8.6	18.2	11.8	7.7	0.05	0.10
Levelized foreign currency translation	—	25.6	—	2.8	—	6.1	—	0.01

Brokerage, as adjusted *	3,235.5	2,942.2	511.9	391.2	946.8	848.2	2.71	2.11	28%

Risk Management, as reported	596.1	549.0	50.0	43.1	100.2	94.1	0.27	0.24	13%
Workforce & lease termination	—	—	2.7	0.3	3.6	0.6	0.01	—
Acquisition related adjustments	—	—	(0.1)	(0.4)	—	—	—	—
Levelized foreign currency translation	—	(1.0)	—	(0.3)	—	(0.5)	—	—

Risk Management, as adjusted *	596.1	548.0	52.6	42.7	103.8	94.2	0.28	0.24	17%

Corporate, as reported	1,327.9	1,158.8	9.2	39.3	(161.4)	(167.3)	(0.07)	0.10
Litigation settlement	—	—	—	8.8	—	11.1	—	0.05
Home office lease termination/move	—	—	—	7.9	—	13.2	—	0.04

Corporate, as adjusted *	1,327.9	1,158.8	9.2	56.0	(161.4)	(143.0)	(0.07)	0.19

Total Company, as reported	$5,169.1	$4,627.5	$548.1	$438.4	$854.5	$740.2	$2.78	$2.26	23%

Total Company, as adjusted *	$5,159.5	$4,649.0	$573.7	$489.9	$889.2	$799.4	$2.92	$2.54	15%

Total Brokerage & Risk
Management, as reported	$3,841.2	$3,468.7	$538.9	$399.1	$1,015.9	$907.5	$2.85	$2.16	32%

Total Brokerage & Risk
Management, as adjusted *	$3,831.6	$3,490.2	$564.5	$433.9	$1,050.6	$942.4	$2.99	$2.35	27%

*

For the nine-month period ended September 30, 2018, the pretax impact of the Brokerage segment adjustments totals $30.6 million, with a corresponding adjustment to the provision for income taxes of $7.6 million relating to these items. The pretax impact of the Risk Management segment adjustments totals $3.5 million, with a corresponding adjustment to the provision for income taxes of $0.9 million relating to these items. A detailed reconciliation of the 2018 and 2017 provision (benefit) for income taxes is shown on pages 14 and 15.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 18	3rd Q 17	Change	9 Mths 18	9 Mths 17	Change
Base Commissions and Fees
Commissions and fees, as reported	$961.3	$863.6	11.3%	$2,962.3	$2,676.3	10.7%
Less commissions and fees from acquisitions	(64.0)	—		(136.1)	—
Less disposed of operations	—	(5.1)		—	(14.4)
Levelized foreign currency translation	—	(8.5)		—	24.3

Organic base commissions and fees	$897.3	$850.0	5.6%	$2,826.2	$2,686.2	5.2%

Supplemental Revenues
Supplemental revenues, as reported	$43.9	$36.9	19.0%	$144.0	$120.0	20.0%
Less supplemental revenues from acquisitions	(0.1)	—		(1.1)	—
Levelized foreign currency translation	—	(0.4)		—	1.4

Organic supplemental revenues	$43.8	$36.5	20.0%	$142.9	$121.4	17.7%

Contingent Revenues
Contingent revenues, as reported	$25.7	$21.8	17.9%	$82.4	$78.1	5.5%
Less contingent revenues from acquisitions	(1.0)	—		(3.5)	—
Less disposed of operations	—	—		—	(0.6)
Levelized foreign currency translation	—	—		—	0.3

Organic contingent revenues	$24.7	$21.8	13.3%	$78.9	$77.8	1.4%

Total reported commissions, fees, supplemental revenues and contingent revenues	$1,030.9	$922.3	11.8%	$3,188.7	$2,874.4	10.9%
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(65.1)	—		(140.7)	—
Less disposed of operations	—	(5.1)		—	(15.0)
Levelized foreign currency translation	—	(8.9)		—	26.0

Total organic commissions, fees, supplemental revenues and contingent revenues *	$965.8	$908.3	6.3%	$3,048.0	$2,885.4	5.6%

*	A change in certain estimated contingent revenues favorably impacted total organic revenue growth in the third quarter of 2018 by 0.4 pts.

Acquisition Activity	3rd Q 18	3rd Q 17	9 Mths 18	9 Mths 17
Number of acquisitions closed *	9	6	27	27
Estimated annualized revenues acquired (in millions)	$61.7	$36.9	$233.6	$129.7

*	In the third quarter of 2018, Gallagher issued 527,000 shares in tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		3rd Q 18	3rd Q 17	9 Mths 18	9 Mths 17
Compensation expense, as reported		$622.1	$553.4	$1,831.8	$1,656.4

Acquisition integration		(1.8)	(3.0)	(1.8)	(6.7)
Workforce and lease termination related charges		(14.5)	(4.7)	(21.3)	(12.5)
Acquisition related adjustments		(3.3)	(1.7)	(11.8)	(7.7)
Levelized foreign currency translation		—	(5.1)	—	16.4

Compensation expense, as adjusted		$602.5	$538.9	$1,796.9	$1,645.9

Reported compensation expense ratios using reported revenues on pages 2 and 3	*	59.3%	59.0%	56.5%	56.7%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	**	57.5%	58.1%	55.5%	55.9%

*

Reported third quarter compensation ratio was 0.3 pts higher than the same period in 2017. This ratio was primarily impacted by severance and incentive compensation related to the elimination or restructuring of approximately 150 positions as well as increased incentive compensation related to the favorable impact of a change in estimated contingent revenues noted on page 4. This impact was partially offset by two recent acquisitions, which have lower compensation ratios and higher operating expense ratios.

**

Adjusted third quarter compensation ratio was 0.6 pts lower than the same period in 2017. This ratio was lower than 2017 primarily due to the impact of the two recent acquisitions, partially offset by increased incentive compensation as noted above.

Operating Expense and Ratios		3rd Q 18	3rd Q 17	9 Mths 18	9 Mths 17
Operating expense, as reported		$170.5	$149.2	$497.6	$449.9

Acquisition integration		(0.4)	(0.5)	(0.4)	(3.0)
Workforce and lease termination related charges		(1.1)	(0.4)	(5.4)	(1.9)
Levelized foreign currency translation		—	(2.6)	—	3.1

Operating expense, as adjusted		$169.0	$145.7	$491.8	$448.1

Reported operating expense ratios using reported revenues on pages 2 and 3	*	16.3%	15.9%	15.3%	15.4%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	16.1%	15.7%	15.2%	15.2%

*

Reported and adjusted third quarter operating expense ratios were both 0.4 pts higher than the same period in 2017. As noted above, two recent acquisitions have lower compensation ratios and higher operating expense ratios. Excluding the impact of these acquisitions, the ratios were primarily impacted by savings in real estate.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 18	3rd Q 17	Change		9 Mths 18	9 Mths 17	Change
Net earnings, as reported	$122.2	$94.0	30.0%		$488.9	$356.0	37.3%
Provision for income taxes	41.0	47.2			163.8	186.8
Depreciation	16.3	14.9			45.4	45.9
Amortization	71.8	68.9			211.2	196.9
Change in estimated acquisition earnout payables	5.5	11.1			6.4	27.8

EBITDAC	256.8	236.1	8.8%		915.7	813.4	12.6%
Gains from books of business sales	(0.6)	(0.6)			(9.6)	(3.1)
Acquisition integration	2.2	3.5			2.2	9.7
Workforce and lease termination related charges	15.6	5.1			26.7	14.4
Acquisition related adjustments	3.3	1.7			11.8	7.7
Levelized foreign currency translation	—	(2.4)			—	6.1

EBITDAC, as adjusted	$277.3	$243.4	13.9%		$946.8	$848.2	11.6%

Net earnings margin, as reported using reported revenues on pages 2 and 3	11.6%	10.0%	+163	bpts	15.1%	12.2%	+288	bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 2 and 3	26.4%	26.2%	+21	bpts	29.3%	28.8%	+43	bpts

			(see	* below)

*

Adjusted EBITDAC margins for acquisitions completed since October 1, 2017 have, in aggregate, seasonally lower margins in the third quarter. As shown in the table below, the roll-in impact of these acquisitions compressed EBITDAC margins in the third quarter of 2018 by 0.6 pts.

Adjusted EBITDAC Margin (Before Acquisitions)	3rd Q 18	3rd Q 17	Change		9 Mths 18	9 Mths 17	Change
Revenues, as adjusted, as shown on pages 2 and 3	$1,048.8	$928.0	13.0%		$3,235.5	$2,942.2	10.0%
Impact of roll-in acquisitions	(65.1)	—			(140.7)	—

Revenues, as adjusted, before the impact of roll-in acquisitions	$983.7	$928.0	6.0%		$3,094.8	$2,942.2	5.2%

EBITDAC, as adjusted, as shown on pages 2 and 3	$277.3	$243.4	13.9%		$946.8	$848.2	11.6%
Impact of roll-in acquisitions	(11.3)	—			(38.1)	—

EBITDAC, as adjusted, before the impact of roll-in acquisitions	$266.0	$243.4	9.3%		$908.7	$848.2	7.1%

EBITDAC margin, as adjusted using adjusted revenues, before the impact of roll-in acquisitions	27.0%	26.2%	+81	bpts	29.4%	28.8%	+53	bpts

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 18	3rd Q 17	Change	9 Mths 18	9 Mths 17	Change
Fees	$197.9	$189.3	4.5%	$589.7	$545.2	8.2%
International performance bonus fees	1.1	1.2		6.0	3.4

Fees as reported	199.0	190.5	4.5%	595.7	548.6	8.6%
Less fees from acquisitions	(3.3)	—		(8.4)	—
Levelized foreign currency translation	—	(2.4)		—	(0.9)

Organic fees	$195.7	$188.1	4.0%	$587.3	$547.7	7.2%

Acquisition Activity	3rd Q 18	3rd Q 17	9 Mths 18	9 Mths 17
Number of acquisitions closed	1	1	2	3
Estimated annualized revenues acquired (in millions)	$13.0	$1.1	$16.2	$13.3

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios		3rd Q 18	3rd Q 17	9 Mths 18	9 Mths 17
Compensation expense, as reported		$122.4	$113.6	$362.7	$333.6
Workforce and lease termination related charges		(2.3)	(0.1)	(3.2)	(0.6)
Levelized foreign currency translation		—	(1.6)	—	(0.5)

Compensation expense, as adjusted		$120.1	$111.9	$359.5	$332.5

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 2 and 3	*	61.5%	59.6%	60.9%	60.8%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 2 and 3	**	60.3%	59.5%	60.3%	60.7%

*

Reported third quarter compensation ratio was 1.9 pts higher than the same period in 2017. The ratio was primarily impacted by severance related to the elimination and restructuring of approximately 50 positions as well as additional compensation for new client ramp-up, partially offset by lower incentive compensation.

**

Adjusted third quarter compensation ratio was 0.8 pts higher than the same period in 2017. This ratio was primarily impacted by additional compensation for new client ramp-up, partially offset by lower incentive compensation.

Operating Expense and Ratios		3rd Q 18	3rd Q 17	9 Mths 18	9 Mths 17
Operating expense, as reported		$43.1	$42.6	$133.2	$121.3
Workforce and lease termination related charges		—	—	(0.4)	—
Levelized foreign currency translation		—	(0.3)	—	—

Operating expense, as adjusted		$43.1	$42.3	$132.8	$121.3

Reported operating expense ratios using reported revenues (before reimbursements) on pages 2 and 3	*	21.7%	22.4%	22.4%	22.1%

Adjusted operating expense ratios using adjusted revenues (before reimbursements) on pages 2 and 3	*	21.7%	22.5%	22.3%	22.1%

*

Reported third quarter operating expense ratio was 0.7 pts lower than the same period in 2017. Adjusted third quarter operating expense ratio was 0.8 pts lower than the same period in 2017. Both ratios were impacted by savings in real estate and professional fees.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 18	3rd Q 17	Change		9 Mths 18	9 Mths 17	Change
Net earnings, as reported	$16.5	$16.3	1.2%		$50.0	$43.1	16.0%
Provision for income taxes	5.8	10.2			17.9	26.1
Depreciation	10.0	7.7			28.3	23.1
Amortization	1.0	0.7			3.2	2.1
Change in estimated acquisition earnout payables	0.3	(0.5)			0.8	(0.3)

EBITDAC	33.6	34.4	-2.3%		100.2	94.1	6.5%
Workforce and lease termination related charges	2.3	0.1			3.6	0.6
Levelized foreign currency translation	—	(0.6)			—	(0.5)

EBITDAC, as adjusted	$35.9	$33.9	5.9%		$103.8	$94.2	10.2%

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 2 and 3	8.3%	8.6%	-26	bpts	8.4%	7.9%	+54	bpts

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 2 and 3	18.0%	18.0%	+1	bpt	17.4%	17.2%	+22	bpts

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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

	2018			2017
	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax (Provision) Benefit	Net Earnings (Loss) Attributable to Controlling Interests
3rd Quarter
Interest and banking costs	$(37.6)	$9.8	$(27.8)	$(31.9)	$12.8	$(19.1)
Clean energy related (1)	(46.1)	75.8	29.7	(36.0)	70.0	34.0
Acquisition costs	(2.5)	0.1	(2.4)	(2.3)	0.9	(1.4)
Corporate	(17.7)	10.3	(7.4)	(22.1)	12.4	(9.7)
Impact of U.S. tax reform	(0.5)	(1.1)	(1.6)	—	—	—
Home office lease termination/move	—	—	—	(6.2)	2.5	(3.7)

Reported 3rd quarter	(104.4)	94.9	(9.5)	(98.5)	98.6	0.1
Home office lease termination/move	—	—	—	6.2	(2.5)	3.7

Adjusted 3rd quarter	$(104.4)	$94.9	$(9.5)	$(92.3)	$96.1	$3.8

Nine Months
Interest and banking costs	$(104.5)	$27.2	$(77.3)	$(95.0)	$38.1	$(56.9)
Clean energy related (1)	(147.8)	244.4	96.6	(125.6)	233.6	108.0
Acquisition costs	(7.5)	0.8	(6.7)	(7.4)	2.2	(5.2)
Corporate	(45.9)	33.3	(12.6)	(50.0)	39.2	(10.8)
Impact of U.S. tax reform	(1.9)	(12.1)	(14.0)	—	—	—
Litigation settlement	—	—	—	(11.1)	2.3	(8.8)
Home office lease termination/move	—	—	—	(13.2)	5.3	(7.9)

Reported nine months	(307.6)	293.6	(14.0)	(302.3)	320.7	18.4
Litigation settlement	—	—	—	11.1	(2.3)	8.8
Home office lease termination/move	—	—	—	13.2	(5.3)	7.9

Adjusted nine months	$(307.6)	$293.6	$(14.0)	$(278.0)	$313.1	$35.1

(1)

Pretax loss for the third quarter is presented net of amounts attributable to noncontrolling interests of $9.2 million in 2018 and $7.7 million in 2017. Pretax loss for the nine months ended September 30, is presented net of amounts attributable to noncontrolling interests of $23.2 million in 2018 and $20.9 million in 2017.

Interest and banking costs and debt - At September 30, 2018, Gallagher had $3,248.0 million of borrowings from private placements, $130.0 million of short-term borrowings under its line of credit facility and $159.3 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. In the CFO Commentary document as of September 13, 2018, Gallagher provided an estimate of our third quarter 2018 after-tax earnings for this line ranging between $25.0 million and $28.0 million. As shown on the previous page, Gallagher reported after-tax earnings of $29.7 million, which was moderately above our previously provided estimates primarily due to a warmer than expected late September. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities. In the CFO Commentary document as of September 13, 2018, Gallagher provided an estimate of our third quarter 2018 after-tax loss for this line ranging between $8.0 million and $9.0 million.

Litigation Settlement - During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter resulted in quarterly after-tax charges being incurred through June 30, 2017. No such charges were incurred in this segment in 2018.

Home Office Lease Termination/Move - During first quarter 2017, Gallagher relocated its corporate office headquarters to a nearby suburb of Chicago. No such charges were incurred in this segment in 2018.

(8 of 15)

Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

Impact of U.S. Tax Reform - Consists of the book tax expense from (a) adjusting December 31, 2017 initial estimates from the U.S. tax legislation passed in the fourth quarter of 2017, which among other changes lowered the U.S. corporate tax rate from 35% to 21% effective January 1, 2018 and (b) the on-going impact of such legislation – principally the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses. Under the SEC Staff Accounting Bulletin No. 118 guidance, in Gallagher’s December 31, 2017 consolidated financial statements, we recognized provisional amounts for deferred income taxes and repatriation tax based on reasonable estimates and interpretations of the new tax legislation. The ultimate impact of the new tax legislation may further differ from our estimated amounts as of December 31, 2017 amounts, due to, among other things, changes in interpretations and assumptions Gallagher has made, or additional regulatory or accounting guidance that may be issued with respect to the new tax legislation. Any additional taxes associated with the ongoing impact of the tax legislation will most likely have a de minimis impact on our cash taxes paid due to tax credits generated from our clean energy investments.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended September 30, 2018 and 2017 was (53.3)% and (53.6)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits.

Webcast Conference Call

Gallagher will host a webcast conference call on Thursday, October 25, 2018 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 34 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Impact of New Revenue Recognition Accounting Standard

A new revenue recognition accounting standard was adopted as of January 1, 2018, using the full retrospective method to restate each prior reporting period presented. The cumulative effect of the adoption was recognized as an increase to retained earnings of $125.3 million on January 1, 2016. The impact of the adoption of the new guidance resulted in changes to our accounting policies for revenue recognition, trade and other receivables, deferred contract costs and deferred revenues. The primary impacts of the new standard to our segments are anticipated to be as follows:

With respect to the Brokerage segment, the adoption of the new standard had a material impact on the presentation of our results of operations in certain quarters due to timing changes in the recognition of certain revenue and expenses. As a result, we reported a different seasonality with respect to quarterly results after the adoption of the new standard, with a shift in the timing of revenue recognized from the second, third and fourth quarters, to the first quarter.

With respect to the Risk Management segment, under the new standard, when we have the obligation to adjust claims until closure, and are compensated on a per claim basis, we record the full amount of the claim revenue upon notification of the claim and defer certain revenues to reflect delivery of services over the claim handling period. When our obligation is to provide claims services throughout a contract period, we recognize revenue ratably across that contract period. As such, the net impact of the new guidance requires greater initial revenue deferral and recognition over a longer period of time than under our previous accounting policies.

With respect to the Corporate segment, the timing related to recognition of revenue remains substantially unchanged. While there is no material impact on our annual after-tax earnings, there is a material change to our after-tax earnings in the interim quarterly periods, as income tax credits are recognized based on our quarterly consolidated pretax earnings patterns.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the impact of tax reform on our results and clean energy investments; (ii) the impact of the new revenue recognition accounting standard; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment and the state of insurance markets; and (v) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in our understanding of, or new IRS guidance relating to, tax reform; changes in worldwide and national economic conditions, including as a result of tariffs; changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; and our actual experience implementing the new revenue recognition accounting standard.

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Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, adjusted EBITDAC margin (before acquisitions), diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, beginning in first quarter 2017, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 13 and 15 for a reconciliation of the adjustments made to income taxes.

•

Adjusted revenues and expenses - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), compensation expense and operating expense, respectively, each adjusted to exclude the following:

•	Net gains realized from sales of books of business, which are primarily net proceeds received related to sales of books of business and other divestiture transactions.

•

Acquisition integration costs, which include costs related to certain of our large acquisitions, outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the brokerage segment) and revenues before reimbursements (for the risk management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

•

Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

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•

Adjusted EBITDAC margin (before acquisitions) – Adjusted EBITDAC for the combined Brokerage and Risk Management segments, further adjusted to exclude the roll-in impact of acquisitions in the Brokerage segment; divided by adjusted revenues for the combined Brokerage and Risk Management, further adjusted to exclude the roll-in impact of acquisitions in the Brokerage segment. In periods when our Adjusted EBITDAC margin is meaningfully impacted by acquisition roll-in revenues with a different seasonality in adjusted EBITDAC margins than our existing revenue base, management believes this measure provides investors with greater transparency and a more comparable view of our margin between quarters.

•

Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to operations disposed of in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 2 and 3), for organic revenue measures (on pages 4 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses, adjusted EBITDAC margin and adjusted EBITDAC margin (before acquisitions) (on pages 5 and 7), respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can also be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Qtr Ended September 30,

(Unaudited - in millions except per share, percentage and workforce data)

		3rd Q Ended		9 Mths Ended
	3rd Q Ended	Sept 30, 2017	9 Mths Ended	Sept 30, 2017
Brokerage Segment	Sept 30, 2018	As Restated*	Sept 30, 2018	As Restated*
Commissions	$707.6	$637.9	$2,235.0	$2,016.8
Fees	253.7	225.7	727.3	659.5
Supplemental revenues	43.9	36.9	144.0	120.0
Contingent revenues	25.7	21.8	82.4	78.1
Investment income and gains realized on books of business sales	18.5	16.4	56.4	45.3

Total revenues	1,049.4	938.7	3,245.1	2,919.7

Compensation	622.1	553.4	1,831.8	1,656.4
Operating	170.5	149.2	497.6	449.9
Depreciation	16.3	14.9	45.4	45.9
Amortization	71.8	68.9	211.2	196.9
Change in estimated acquisition earnout payables	5.5	11.1	6.4	27.8

Expenses	886.2	797.5	2,592.4	2,376.9

Earnings before income taxes	163.2	141.2	652.7	542.8
Provision for income taxes	41.0	47.2	163.8	186.8

Net earnings	122.2	94.0	488.9	356.0
Net earnings (loss) attributable to noncontrolling interests	1.6	(0.6)	8.7	7.7

Net earnings attributable to controlling interests	$120.6	$94.6	$480.2	$348.3

EBITDAC
Net earnings	$122.2	$94.0	$488.9	$356.0
Provision for income taxes	41.0	47.2	163.8	186.8
Depreciation	16.3	14.9	45.4	45.9
Amortization	71.8	68.9	211.2	196.9
Change in estimated acquisition earnout payables	5.5	11.1	6.4	27.8

EBITDAC	$256.8	$236.1	$915.7	$813.4

		3rd Q Ended		9 Mths Ended
	3rd Q Ended	Sept 30, 2017	9 Mths Ended	Sept 30, 2017
Risk Management Segment	Sept 30, 2018	As Restated*	Sept 30, 2018	As Restated*
Fees	$199.0	$190.5	$595.7	$548.6
Investment income	0.1	0.1	0.4	0.4

Revenues before reimbursements	199.1	190.6	596.1	549.0
Reimbursements	37.3	33.8	107.5	102.1

Total revenues	236.4	224.4	703.6	651.1

Compensation	122.4	113.6	362.7	333.6
Operating	43.1	42.6	133.2	121.3
Reimbursements	37.3	33.8	107.5	102.1
Depreciation	10.0	7.7	28.3	23.1
Amortization	1.0	0.7	3.2	2.1
Change in estimated acquisition earnout payables	0.3	(0.5)	0.8	(0.3)

Expenses	214.1	197.9	635.7	581.9

Earnings before income taxes	22.3	26.5	67.9	69.2
Provision for income taxes	5.8	10.2	17.9	26.1

Net earnings	16.5	16.3	50.0	43.1
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$16.5	$16.3	$50.0	$43.1

EBITDAC
Net earnings	$16.5	$16.3	$50.0	$43.1
Provision for income taxes	5.8	10.2	17.9	26.1
Depreciation	10.0	7.7	28.3	23.1
Amortization	1.0	0.7	3.2	2.1
Change in estimated acquisition earnout payables	0.3	(0.5)	0.8	(0.3)

EBITDAC	$33.6	$34.4	$100.2	$94.1

*	Restated for the adoption of Topic 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 10 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Qtr Ended September 30,

(Unaudited - in millions except share and per share data)

		3rd Q Ended		9 Mths Ended
	3rd Q Ended	Sept 30, 2017	9 Mths Ended	Sept 30, 2017
Corporate Segment	Sept 30, 2018	As Restated*	Sept 30, 2018	As Restated*
Revenues from consolidated clean coal facilities	$478.1	$418.6	$1,290.4	$1,125.2
Royalty income from clean coal licenses	14.8	12.5	38.3	34.7
Loss from unconsolidated clean coal facilities	(0.5)	(0.5)	(1.7)	(1.1)
Other net revenues	0.3	—	0.9	—

Total revenues	492.7	430.6	1,327.9	1,158.8

Cost of revenues from consolidated clean coal facilities	508.8	451.4	1,381.8	1,215.4
Compensation	21.2	13.5	71.7	69.2
Operating	14.1	17.2	35.8	41.5
Interest	36.7	31.4	101.9	92.9
Depreciation	7.1	7.9	21.1	21.2

Expenses	587.9	521.4	1,612.3	1,440.2

Loss before income taxes	(95.2)	(90.8)	(284.4)	(281.4)
Benefit for income taxes	(94.9)	(98.6)	(293.6)	(320.7)

Net earnings (loss)	(0.3)	7.8	9.2	39.3
Net earnings attributable to noncontrolling interests	9.2	7.7	23.2	20.9

Net earnings (loss) attributable to controlling interests	$(9.5)	$0.1	$(14.0)	$18.4

EBITDAC
Net earnings (loss)	$(0.3)	$7.8	$9.2	$39.3
Benefit for income taxes	(94.9)	(98.6)	(293.6)	(320.7)
Interest	36.7	31.4	101.9	92.9
Depreciation	7.1	7.9	21.1	21.2

EBITDAC	$(51.4)	$(51.5)	$(161.4)	$(167.3)

		3rd Q Ended		9 Mths Ended
	3rd Q Ended	Sept 30, 2017	9 Mths Ended	Sept 30, 2017
Total Company	Sept 30, 2018	As Restated*	Sept 30, 2018	As Restated*
Commissions	$707.6	$637.9	$2,235.0	$2,016.8
Fees	452.7	416.2	1,323.0	1,208.1
Supplemental revenues	43.9	36.9	144.0	120.0
Contingent revenues	25.7	21.8	82.4	78.1
Investment income and gains realized on books of business sales	18.6	16.5	56.8	45.7
Revenues from clean coal activities	492.4	430.6	1,327.0	1,158.8
Other net revenues - Corporate	0.3	—	0.9	—

Revenues before reimbursements	1,741.2	1,559.9	5,169.1	4,627.5
Reimbursements	37.3	33.8	107.5	102.1

Total revenues	1,778.5	1,593.7	5,276.6	4,729.6

Compensation	765.7	680.5	2,266.2	2,059.2
Operating	227.7	209.0	666.6	612.7
Reimbursements	37.3	33.8	107.5	102.1
Cost of revenues from clean coal activities	508.8	451.4	1,381.8	1,215.4
Interest	36.7	31.4	101.9	92.9
Depreciation	33.4	30.5	94.8	90.2
Amortization	72.8	69.6	214.4	199.0
Change in estimated acquisition earnout payables	5.8	10.6	7.2	27.5

Expenses	1,688.2	1,516.8	4,840.4	4,399.0

Earnings before income taxes	90.3	76.9	436.2	330.6
Benefit for income taxes	(48.1)	(41.2)	(111.9)	(107.8)

Net earnings	138.4	118.1	548.1	438.4
Net earnings attributable to noncontrolling interests	10.8	7.1	31.9	28.6

Net earnings attributable to controlling interests	$127.6	$111.0	$516.2	$409.8

Diluted net earnings per share	$0.68	$0.61	$2.78	$2.26

Dividends declared per share	$0.41	$0.39	$1.23	$1.17

EBITDAC
Net earnings	$138.4	$118.1	$548.1	$438.4
Benefit for income taxes	(48.1)	(41.2)	(111.9)	(107.8)
Interest	36.7	31.4	101.9	92.9
Depreciation	33.4	30.5	94.8	90.2
Amortization	72.8	69.6	214.4	199.0
Change in estimated acquisition earnout payables	5.8	10.6	7.2	27.5

EBITDAC	$239.0	$219.0	$854.5	$740.2

*	Restated for the adoption of Topic 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 10 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

		Dec 31, 2017
	Sept 30, 2018	As Restated*
Cash and cash equivalents	$605.0	$681.2
Restricted cash	1,655.5	1,623.8
Premiums and fees receivable	4,872.0	4,082.8
Other current assets	951.5	881.6

Total current assets	8,084.0	7,269.4
Fixed assets - net	429.3	412.2
Deferred income taxes (includes tax credit carryforwards of $845.5 in 2018 and $683.3 in 2017)	743.4	851.6
Other noncurrent assets	584.6	567.1
Goodwill	4,501.3	4,164.8
Amortizable intangible assets - net	1,772.1	1,644.6

Total assets	$16,114.7	$14,909.7

Premiums payable to underwriting enterprises	$5,693.6	$4,986.0
Accrued compensation and other current liabilities	943.1	947.8
Deferred revenue - current	396.6	355.3
Premium financing debt	159.3	151.1
Corporate related borrowings - current	230.0	290.0

Total current liabilities	7,422.6	6,730.2
Corporate related borrowings - noncurrent	3,141.2	2,691.9
Deferred revenue - noncurrent	76.1	75.3
Other noncurrent liabilities	862.1	1,112.6

Total liabilities	11,502.0	10,610.0

Stockholders’ equity:
Common stock - issued and outstanding	183.7	181.0
Capital in excess of par value	3,516.6	3,388.2
Retained earnings	1,517.6	1,221.8
Accumulated other comprehensive loss	(673.4)	(555.4)

Total controlling interests stockholders’ equity	4,544.5	4,235.6
Noncontrolling interests	68.2	64.1

Total stockholders’ equity	4,612.7	4,299.7

Total liabilities and stockholders’ equity	$16,114.7	$14,909.7

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
OTHER INFORMATION	Sept 30, 2018	Sept 30, 2017	Sept 30, 2018	Sept 30, 2017
Basic weighted average shares outstanding (000s)	183,288	180,511	182,375	179,753
Diluted weighted average shares outstanding (000s)	186,766	182,517	185,719	181,588

Number of common shares outstanding at end of period (000s)			183,652	180,799

Workforce at end of period (includes acquisitions):
Brokerage			22,345	19,715
Risk Management			6,163	5,749
Total Company			29,542	26,271

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	Earnings	Interests	Interests	per Share
3rd Q Ended Sept 30, 2018
Brokerage, as reported	$163.2	$41.0	$122.2	$1.6	$120.6	$0.65

Gains on book sales	(0.6)	(0.1)	(0.5)	—	(0.5)	—
Acquisition integration	2.2	0.5	1.7	—	1.7	0.01
Workforce & lease termination	15.6	3.9	11.7	—	11.7	0.06
Acquisition related adjustments	5.7	1.4	4.3	—	4.3	0.02

Brokerage, as adjusted	$186.1	$46.7	$139.4	$1.6	$137.8	$0.74

Risk Management, as reported	$22.3	$5.8	$16.5	$—	$16.5	$0.09
Workforce & lease termination	2.3	0.6	1.7	—	1.7	0.01

Risk Management, as adjusted	$24.6	$6.4	$18.2	$—	$18.2	$0.10

*	Restated for the adoption of Topic 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 10 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	Earnings	Interests	Interests	per Share
3rd Q Ended Sept 30, 2017 - As Restated*
Brokerage, as reported	$141.2	$47.2	$94.0	$(0.6)	$94.6	$0.52

Gains on book sales	(0.6)	(0.2)	(0.4)	—	(0.4)	—
Acquisition integration	3.5	1.2	2.3	—	2.3	0.01
Workforce & lease termination	5.1	1.7	3.4	—	3.4	0.02
Acquisition related adjustments	12.5	4.2	8.3	—	8.3	0.05
Levelized foreign currency translation	(1.3)	(0.4)	(0.9)	—	(0.9)	(0.01)

Brokerage, as adjusted	$160.4	$53.7	$106.7	$(0.6)	$107.3	$0.59

Risk Management, as reported	$26.5	$10.2	$16.3	$—	$16.3	$0.09

Workforce & lease termination	0.1	0.1	—	—	—	—
Acquisition related adjustments	(0.6)	(0.2)	(0.4)	—	(0.4)	—
Levelized foreign currency translation	(0.4)	(0.1)	(0.3)	—	(0.3)	—

Risk Management, as adjusted	$25.6	$10.0	$15.6	$—	$15.6	$0.09

Corporate, as reported	$(90.8)	$(98.6)	$7.8	$7.7	$0.1	$—

Home office lease termination / move	6.2	2.5	3.7	—	3.7	0.02

Corporate, as adjusted	$(84.6)	$(96.1)	$11.5	$7.7	$3.8	$0.02

				Net Earnings	Net Earnings
	Earnings	Provision		(Loss)	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	Earnings	Interests	Interests	per Share
9 Mths Ended Sept 30, 2018
Brokerage, as reported	$652.7	$163.8	$488.9	$8.7	$480.2	$2.58

Gains on book sales	(9.6)	(2.2)	(7.4)	—	(7.4)	(0.04)
Acquisition integration	2.2	0.5	1.7	—	1.7	0.01
Workforce & lease termination	26.7	6.6	20.1	—	20.1	0.11
Acquisition related adjustments	11.3	2.7	8.6	—	8.6	0.05

Brokerage, as adjusted	$683.3	$171.4	$511.9	$8.7	$503.2	$2.71

Risk Management, as reported	$67.9	$17.9	$50.0	$—	$50.0	$0.27

Workforce & lease termination	3.6	0.9	2.7	—	2.7	0.01
Acquisition related adjustments	(0.1)	—	(0.1)	—	(0.1)	—

Risk Management, as adjusted	$71.4	$18.8	$52.6	$—	$52.6	$0.28

9 Mths Ended Sept 30, 2017 - As Restated*
Brokerage, as reported	$542.8	$186.8	$356.0	$7.7	$348.3	$1.92

Gains on book sales	(3.1)	(0.9)	(2.2)	—	(2.2)	(0.01)
Acquisition integration	9.7	3.1	6.6	—	6.6	0.04
Workforce & lease termination	14.4	4.6	9.8	—	9.8	0.05
Acquisition related adjustments	26.8	8.6	18.2	—	18.2	0.10
Levelized foreign currency translation	4.1	1.3	2.8	—	2.8	0.01

Brokerage, as adjusted	$594.7	$203.5	$391.2	$7.7	$383.5	$2.11

Risk Management, as reported	$69.2	$26.1	$43.1	$—	$43.1	$0.24

Workforce & lease termination	0.6	0.3	0.3	—	0.3	—
Acquisition related adjustments	(0.6)	(0.2)	(0.4)	—	(0.4)	—
Levelized foreign currency translation	(0.4)	(0.1)	(0.3)	—	(0.3)	—

Risk Management, as adjusted	$68.8	$26.1	$42.7	$—	$42.7	$0.24

Corporate, as reported	$(281.4)	$(320.7)	$39.3	$20.9	$18.4	$0.10

Litigation settlement	11.1	2.3	8.8	—	8.8	0.05
Home office lease termination/move	13.2	5.3	7.9	—	7.9	0.04

Corporate, as adjusted	$(257.1)	$(313.1)	$56.0	$20.9	$35.1	$0.19

*	Restated for the adoption of Topic 606 - Revenue from Contracts with Customers in first quarter 2018.

See “Information Regarding Non-GAAP Measures” on page 10 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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